Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in Registration Statement on Form S-3 (No. 333-109694) and on Form S-8 (Nos. 333-113784, 333-107621, 333-103063, 333-98029, 333-62584, 333-50772, 333-43062, 333-91877, and 333-08343) of SafeNet, Inc., of our report dated March 12, 2004 except for Note 15, as to which the date is April 5, 2004, relating to the financial statements of Rainbow Technologies, Inc., which appears in the Current Report on Form 8-K of SafeNet, Inc. dated March 15, 2004.

/c/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Orange County, California
May 24, 2004

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